Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-252293) of Mitesco, Inc. (formerly known as True Nature Holding, Inc.) (the “Company”) of our report dated March 31, 2020, included in the Annual Report on Form 10-K (File No. 000-53601) relating to the Company’s consolidated financial statements for the year ended December 31, 2019 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 24, 2021